Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Laura Woodcock 843-746-8197 laura.woodcock@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com

Ingevity to acquire remaining interest in Purification Cellutions activated carbon joint venture

NORTH CHARLESTON, S.C., July 24, 2018 - Ingevity Corporation (NYSE:NGVT) has signed an agreement to acquire the remaining 30 percent interest in the joint venture Purification Cellutions, LLC, Waynesboro, Georgia, from its partner Applied Technology Limited Partnership, Doraville, Georgia. The purchase price is approximately $80 million. The acquisition is expected to close in the third quarter.

Ingevity currently owns 70 percent of Purifications Cellutions. The joint venture manufactures “honeycomb” scrubbers which are key components of Ingevity’s technology used by the automotive industry to comply with U. S. Environmental Protection Agency (EPA) Tier 3 and California LEV III gasoline vapor emission control standards.

“This acquisition of the remainder of Purifications Cellutions is further evidence of our strong commitment to serving our automotive customers,” said Michael Wilson, Ingevity’s president and CEO. “We remain confident in the long-term prospects for gasoline vapor emission control applications. We are excited to complete this acquisition which will strengthen our operational control and flexibility and give us full value for our investment in new technologies.”

Purifications Cellutions has been rapidly expanding its production capacity at Waynesboro. The plant began operations in 2002, and currently employs approximately 200 people.

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,600 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information visit www.ingevity.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, the anticipated timing of the closing of the acquisition and the potential benefits of the acquisition. Like other businesses, the Company is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, and risks that the expected benefits from the proposed acquisition will not be realized. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017 and our other periodic filings.  Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.